UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2025

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCW	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 29, 2024, Hycroft Mining Holding Corporation (the “Company”) entered into an Employment Agreement (the “Jennings Agreement”), dated May 29, 2024, with Rebecca A. Jennings, the Company’s Senior Vice President, General Counsel and Corporate Secretary. On March 3, 2025, the Company and Ms. Jennings entered into Amendment No. 1 (the “Jennings Amendment”) to the Jennings Agreement. Pursuant to the terms of the Jennings Amendment, the parties thereto agreed to revise the “Change of Control” (as defined in the Jennings Agreement) provisions of the Jennings Agreement such that if within 90 days prior to, or one year after, a Change in Control, the Company terminates Ms. Jennings’ employment for reasons other than for Cause (as defined in the Jennings Agreement) or Disability (as defined in the Jennings Agreement) or voluntarily terminates her employment for Good Reason (as defined in the Jennings Agreement), Ms. Jennings will be entitled to (i) a cash amount equal to 1.5 (as opposed to 1.0 as provided in the Jennings Agreement) multiplied by her annual base salary, payable in a lump sum on the 60th day following the date of termination, (ii) a cash amount equal to 1.5 multiplied by the greater of (A) the actual bonus paid for the fiscal year immediately preceding the date of termination, (B) the actual bonus attained for the fiscal year in which the date of termination occurs, or (C) the target bonus for the fiscal year in which the date of termination occurs, payable in a lump sum on the 60th day following the date of termination, and (iii) 18 months of continued coverage under the Company’s medical, dental, life and disability plans and COBRA benefits provided that a timely election for COBRA continuation coverage is made and the applicable amounts are paid, at the same cost to the individual as in effect on the date of the Change in Control (or, if lower, as in effect at any time thereafter).

Also as previously disclosed, on May 28, 2024, the Company entered into an Employment Agreement (the “Thomas Agreement”), dated May 28, 2024, with David Thomas, the Company’s Senior Vice President and General Manager. On March 3, 2025, the Company and Mr. Thomas entered into Amendment No. 1 (the “Thomas Amendment”) to the Thomas Agreement. Pursuant to the terms of the Thomas Amendment, the parties thereto agreed to revise the “Change of Control” (as defined in the Thomas Agreement) provisions of the Thomas Agreement such that if within 90 days prior to, or one year after, a Change in Control, the Company terminates Mr. Thomas’ employment for reasons other than for Cause (as defined in the Thomas Agreement) or Disability (as defined in the Thomas Agreement) or voluntarily terminates his employment for Good Reason (as defined in the Thomas Agreement), Mr. Thomas will be entitled to (i) a cash amount equal to 1.5 (as opposed to 1.0 as provided in the Thomas Agreement) multiplied by his annual base salary, payable in a lump sum on the 60th day following the date of termination, (ii) a cash amount equal to 1.5 multiplied by the greater of (A) the actual bonus paid for the fiscal year immediately preceding the date of termination, (B) the actual bonus attained for the fiscal year in which the date of termination occurs, or (C) the target bonus for the fiscal year in which the date of termination occurs, payable in a lump sum on the 60th day following the date of termination, and (iii) 18 months of continued coverage under the Company’s medical, dental, life and disability plans and COBRA benefits provided that a timely election for COBRA continuation coverage is made and the applicable amounts are paid, at the same cost to the individual as in effect on the date of the Change in Control (or, if lower, as in effect at any time thereafter).

The above description of the Jennings Amendment and the Thomas Amendment is qualified in its entirety by reference to the complete text of the Jennings Amendment and the Thomas Amendment, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated March 3, 2025, by and between the registrant and Rebecca A. Jennings.
10.2	Amendment No. 1 to Employment Agreement, dated March 3, 2025, by and between the registrant and David B. Thomas.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2025	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel